 EXHIBIT (a)(1)(H)
INSTRUCTION FORM FOR WITHDRAWING CLASS A ORDINARY SHARES NOT REPRESENTED BY ADSs
Notice of Withdrawal
for Tender of Class A Ordinary Shares not represented by American Depositary Shares (“ADSs”)
Pursuant to the Offer to Purchase, Dated September 3, 2025, as amended by the Supplemental Notice, dated September 12, 2025 by
Moatable, Inc.
of
Up to 225,000,000 of its Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs)
At a Purchase Price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS)
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 30, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY
BE EXTENDED, THE “EXPIRATION TIME”).
The undersigned hereby withdraws the tender of his, her or its Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Shares”), of Moatable, Inc. (the “Company,” “Moatable”, “we,” “us” or “our”), not represented by ADSs pursuant to the offer of the Company to purchase up to 225,000,000 of its Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) at a price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”) net to the seller in cash, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer (as defined below) less any applicable withholding taxes and without interest, upon the terms and conditions described in the Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Instruction Form (together with any amendments or supplements thereto, the “Class A Instruction Form”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Class A Instruction Form, the “Offer”).
If you have questions or need assistance, you should contact Georgeson LLC, the information agent for the offer (the “Information Agent”) at its address and telephone number set forth on Schedule I to the Offer to Purchase. If you require additional copies of the Offer to Purchase, the Class A Instruction Form, or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.
All withdrawals of Class A Ordinary Shares not represented by ADSs previously tendered in the Offer must comply with the procedures set forth in the Offer to Purchase.
The undersigned has identified in the table below the Class A Ordinary Shares not represented by ADSs that are being withdrawn from the Offer. If a stockholder has used more than one the Class A Instruction Form or has otherwise tendered Class A Ordinary Shares not represented by ADSs in more than one group of Class A Ordinary Shares, the stockholder may withdraw Class A Ordinary Shares not represented by ADSs using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified below is included.
DESCRIPTION OF CLASS A ORDINARY SHARES NOT REPRESENTED BY ADSs TO BE WITHDRAWN
Number of Class A Ordinary Shares not represented by ADSs to be withdrawn:
Name of Tendering Stockholder:
Name of Registered Holder of the Class A Ordinary Shares not represented by ADSs:

1

I understand that if I sign, date and return this Notice of Withdrawal but do not provide Maples Fund Services (Cayman) Limited (the “Registrar”) and Moatable with direction, Moatable will treat this action as an instruction by me not to tender the Class A Ordinary Shares not represented by ADSs held by me.
Name:
Signature:
Taxpayer Identification or
Social Security No.:
Address(es):
Daytime Telephone #:
Date:
The Company will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in its sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither the Company nor the Registrar, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification.
Withdrawals may not be rescinded, and any Class A Ordinary Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Class A Ordinary Shares may be re-tendered before the Expiration Time by again following one of the procedures described in Section 3 of the Offer to Purchase.
Return this form to:
Maples Fund Services (Cayman) Limited
c/o Maples Fund Servies (Asia) Limited
16 Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Attention: Investor Services Department (MCCS)
e-mail address: mfs-mccs@maples.com